UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): June 17, 2007
The Finish Line, Inc.
(Exact name of registrant as specified in its charter)

Indiana	0-20184	35-1537210
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

3308 North Mitthoeffer Road	46235
Indianapolis, Indiana	(Zip Code)
(Address of principal
executive offices)
Registrant’s telephone number, including area code: (317) 899-1022
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☒ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
     On June 17, 2007, The Finish Line, Inc., an Indiana corporation (“Finish Line”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Genesco Inc., a Tennessee corporation (“Genesco”), and Headwind, Inc., a Tennessee corporation and a wholly-owned subsidiary of Finish Line (“Merger Sub”). Under the terms of the Merger Agreement, Merger Sub will be merged with and into Genesco, with Genesco continuing as the surviving corporation and a subsidiary of Finish Line (the “Merger”). Other than the Merger Agreement, there is no material relationship between Finish Line and Genesco.
     At the effective time of the Merger (the “Effective Time”), each outstanding share of common stock, par value $1.00 per share, of Genesco (including the associated preferred stock purchase rights granted pursuant to the Amended and Restated Rights Agreement between Genesco Inc. and Computershare Trust Company, N.A., as successor to First Chicago Trust Company of New York, as amended as of June 17, 2007, “Common Stock”), other than shares owned by Genesco, Merger Sub or Finish Line, will be cancelled and converted into the right to receive $54.50 in cash, without interest. At the Effective Time, the vesting of each outstanding option will be accelerated in full, and each such option will be cancelled and converted into the right to receive in cash, without interest and less applicable withholding taxes, the product of (a) the excess of $54.50 over the exercise price per share of Common Stock for such option and (b) the number of shares of Common Stock then subject to such option. Additionally, all restricted shares under Genesco’s equity plans will be vested in full immediately prior to the Effective Time.
     Each issued and outstanding share of Genesco’s preferred stock will remain outstanding following the Effective Time. However, Finish Line currently intends to redeem any redeemable shares of preferred stock that have not converted into Common Stock, if applicable, after the Effective Time in accordance with Genesco’s charter. Additionally, Finish Line may conduct a tender offer (the “Tender Offer”) with respect to the approximately 60,000 outstanding shares of Genesco’s employees’ subordinated convertible stock, which is currently not redeemable (the “Employee Preferred Stock”), at $54.50 per share that is conditioned on (i) the consummation of the Merger and (ii) the tendering holders of the Employee Preferred Stock granting proxies to vote in favor of the Merger and an amendment to Genesco’s charter (the “Amendment”) to allow for the redemption of the Employee Preferred Stock after the consummation of the Merger at $54.50 per share. However, neither the making nor consummation of the Tender Offer, nor the approval of Genesco’s shareholders of the Amendment, shall be a condition to the closing of the Merger for Genesco, Finish Line or Merger Sub. Genesco has agreed to recommend the adoption of the Amendment to its shareholders and to include the Amendment in Genesco’s proxy statement relating to the Merger Agreement.
     Pursuant to the Merger Agreement, Genesco is subject to a “no shop” restriction on its ability to solicit third-party proposals, provide information and engage in discussions with third parties relating to alternative business combination transactions. The no-shop provision is subject to a “fiduciary-out” provision that allows Genesco, prior to obtaining shareholder approval of the Merger, to provide information and participate in discussions with respect to a third party proposal that its board of directors (1) determines in good faith, after consultation with advisors, is a “superior proposal,” as defined in the Merger Agreement, and (2) determines that its failure to pursue (by furnishing information or engaging in discussions) would be inconsistent with its fiduciary duties.

     The Merger Agreement may be terminated upon certain circumstances, including if Genesco’s Board of Directors determines in good faith that it has received a superior proposal, and otherwise complies with certain terms of the Merger Agreement. The Merger Agreement provides that, upon the termination of the Merger Agreement, under specified circumstances, Genesco will be required to pay Finish Line, as a sole remedy in such circumstances, a termination fee of $46 million and up to $10 million of documented expenses and fees (including reasonable attorneys’ fees) incurred by Finish Line. Additionally, in the event Genesco’s shareholders do not approve the Merger at the special meeting of shareholders convened for the purposes of considering the Merger Agreement, the Company will be required to reimburse up to $10 million of documented expenses and fees (including reasonable attorneys’ fees) incurred by Finish Line.
     Finish Line has obtained customary debt financing commitments for the transactions contemplated by the Merger Agreement, the aggregate proceeds of which will be, when added with other sources of capital available to Finish Line, sufficient for Finish Line to pay the aggregate Merger consideration as well as all other fees and expenses associated with the transactions contemplated by the Merger Agreement. The conditions provided in the debt financing commitment letter are generally tied to the closing conditions in the Merger Agreement being satisfied, including that there has occurred no “Company Material Adverse Effect” as defined in the Merger Agreement, and certain other limited representations and customary conditions. Consummation of the Merger is not subject to a financing condition.
     The Merger Agreement contains customary representations and covenants and the Merger is subject to customary closing conditions, including the approval of the Merger by Genesco’s shareholders and the expiration or termination of applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The parties currently expect to close the transaction during the Fall of 2007.
     The foregoing summary of the proposed transactions and the Merger Agreement is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached hereto as Exhibit 2.1, and incorporated herein by reference.
     Finish Line’s Board of Directors engaged UBS Securities LLC (“UBS”) to serve as financial advisor to the Board of Directors and to render an opinion to the Board of Directors as to the fairness to Finish Line, from a financial point of view, of the consideration to be paid in connection with the transactions contemplated by the Merger Agreement. On June 16, 2007, UBS delivered an oral opinion, subsequently confirmed in writing, to the Board of Directors that as of the date of the opinion and based on and subject to the assumptions made, matters considered, qualifications and limitations set forth in the opinion, the consideration to be paid in connection with the transactions contemplated by the Merger Agreement is fair, from a financial point of view, to Finish Line.

     Finish Line’s Board of Directors also engaged Peter J. Solomon Company, L.P. (“Peter J. Solomon”) to render an opinion to the Board of Directors as to the fairness to Finish Line, from a financial point of view, of the consideration to be paid in connection with the transactions contemplated by the Merger Agreement and to render an opinion with regard to the solvency of Finish Line and Genesco, on a consolidated basis with their subsidiaries, following the consummation of the transactions contemplated by the Merger Agreement. On June 16, 2007, Peter J. Solomon delivered an oral opinion, subsequently confirmed in writing, to the Board of Directors that as of the date of the opinion and based on and subject to the assumptions made, matters considered, qualifications and limitations set forth in the opinion, the consideration to be paid in connection with the transactions contemplated by the Merger Agreement is fair, from a financial point of view, to Finish Line. Also on June 16, 2007, Peter J. Solomon delivered an oral opinion, subsequently confirmed in writing, to the Board of Directors that as of the date of the opinion and based on and subject to the assumptions made, matters considered, qualifications and limitations set forth in the opinion, Finish Line and Genesco, on a consolidated basis with their subsidiaries, will be solvent following the consummation of the transactions contemplated by the Merger Agreement.
Important Additional Information will be Filed with the SEC:
     The Tender Offer for the outstanding Employee Preferred Stock of Genesco referred to in this Current Report on Form 8-K has not yet commenced. This Current Report on Form 8-K is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy the Employee Preferred Stock of Genesco will be made solely by an offer to purchase and related letter of transmittal to be disseminated to the holders of the Employee Preferred Stock upon the commencement of the Tender Offer. Holders of the Employee Preferred Stock are advised to read the Offer to Purchase on Schedule TO that Finish Line intends to file with the Securities and Exchange Commission in the event the Tender Offer is conducted and the solicitation/recommendation of the Board of Directors of Genesco on Schedule 14D-9 that Genesco intends to file in the event the Tender Offer is conducted, when they are available, because they will contain important information. The Offer to Purchase, the Solicitation/Recommendation Statement and any other relevant documents filed with the SEC will be made available to holders of the Employee Preferred Stock at no expense to them. These documents will also be available without charge at the Securities and Exchange Commission’s website at www.sec.gov.
Item 7.01 Regulation FD Disclosure
     On June 18, 2007, Finish Line issued a press release announcing the signing of the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto.

Forward-Looking Statements
     Certain statements contained in this Current Report on Form 8-K regard matters that are not historical facts and are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, as amended, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Act of 1934, as amended. Because such forward-looking statements contain risks and uncertainties, actual results may differ materially from those expressed in or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the outcome of any legal proceedings that have been or may be instituted against Genesco and others following announcement of the proposal or the Merger Agreement; (3) the inability to complete the Merger due to the failure to obtain shareholder approval or the failure to satisfy other conditions to the completion of the Merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act 1976, as amended, and the receipt of other required regulatory approvals; (4) the failure to obtain the necessary debt financing arrangements set forth in commitment letters received in connection with the Merger; (5) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger; (6) the ability to recognize the benefits of the Merger; (7) the amount of the costs, fees, expenses and charges related to the Merger and the actual terms of certain financings that will be obtained for the Merger; and (8) the impact of the substantial indebtedness incurred to finance the consummation of the Merger. The businesses of Finish Line and Genesco are also subject to a number of risks generally such as: (1) changing consumer preferences; (2) the companies’ inability to successfully market their footwear, apparel, accessories and other merchandise; (3) price, product and other competition from other retailers (including internet and direct manufacturer sales); (4) the unavailability of products; (5) the inability to locate and obtain favorable lease terms for the companies’ stores; (6) the loss of key employees; (7) general economic conditions and adverse factors impacting the retail athletic industry; (8) management of growth; and (9) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of, and elsewhere in, the SEC filings of Finish Line and Genesco, copies of which may be obtained by contacting the investor relations departments of each company via their websites www.finishline.com and www.genesco.com. Many of the factors that will determine the outcome of the subject matter of this Current Report on Form 8-K are beyond Finish Line’s and Genesco’s ability to control or predict. Finish Line undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit 2.1	Agreement and Plan of Merger dated as of June 17, 2007, by and among Genesco Inc., The Finish Line, Inc. and Headwind, Inc.*

Exhibit 99.1	Press Release dated June 18, 2007

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. Finish Line agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

The Finish Line, Inc.
By:	/s/ Kevin S. Wampler
Kevin S. Wampler
Executive Vice President, CFO and Assistant Secretary

Dated: June 18, 2007

7